UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Restaurant Brands International Inc. Announces Move to a Virtual Meeting

for 2020 Annual General Meeting of Shareholders

Toronto, Ontario—May 22, 2020—Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) (“RBI” or the “Company”) today provided notice of an update to the location for its 2020 Annual General Meeting of Shareholders.

Due to the continuing public health impact of the COVID-19 pandemic, RBI’s 2020 Annual General Meeting of Shareholders (the “Meeting”) will be held in a virtual only meeting format on June 10, 2020, at 8:00 a.m. Eastern Time. Online access to the meeting will begin at 7:45 a.m. Eastern Time. You will not be able to attend the Meeting in person.

We expect this modification in meeting format to be effective for this year only and to revert back to an in-person annual meeting in future years after public health conditions have improved.

Attending the Annual Meeting as a Shareholder of Record or Duly Appointed Proxyholder

If you were a holder of record of common shares of Restaurant Brands International Inc., at the close of business on April 15, 2020 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the Meeting online by accessing https://web.lumiagm.com/271571453 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials you previously received and the meeting password, restbrand2020 (case sensitive). Computershare will provide duly appointed proxyholders with a Username by e-mail after the proxy voting deadline has passed provided that the proxyholder has been duly appointed AND registered as described below. Only shareholders of record and duly appointed proxyholders will be able to attend, ask questions and vote at the Meeting.

Registering a Duly Appointed Proxy Holder to Attend the Meeting

Registered Shareholders who wish to appoint someone other than the named management proxyholders as their proxyholder to attend the Meeting as their proxy MUST submit their form of proxy appointing that person as proxyholder, AND register that proxyholder online, as described below. Registering your proxyholder is an additional step that must be completed AFTER you have submitted your form of proxy. Failure to register your proxyholder will result in the proxyholder not receiving a Username, which is used as their online sign-in credentials and is required for them to attend at the Meeting.

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Step 1 – Submit your form of proxy: To appoint someone as proxyholder other than the management proxyholders, insert that person’s name in the blank space provided in the form of proxy and follow the instructions for submitting such form of proxy. This must be completed before registering the proxyholder, which is an additional step to be completed once you have submitted your form of proxy.

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Step 2 – Register your proxyholder: To register a third-party proxyholder, registered shareholders must visit http://www.computershare.com/TIHQ by 11:59 p.m. (Eastern Time) on June 8, 2020 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to attend, vote or ask questions the Meeting.

Registered Holders of Restaurant Brands International Limited Partnership exchangeable units (“Partnership exchangeable units”) may obtain from the Trustee a proxy that will entitle you (or another person designated by you)

to attend the Meeting and personally exercise online (as proxy of the Trustee) the votes attached to the special voting share that you (as registered holder of Partnership exchangeable units) would otherwise be entitled to instruct the Trustee to vote on your behalf. Once you have obtained a proxy from the Trustee, you must then submit your completed form of proxy as instructed AND register any appointed proxyholder online. Registering your proxyholder is an additional step that must be completed AFTER you have submitted your proxy to the Trustee. Failure to register your proxyholder will result in the proxyholder not receiving a Username, which is used as their online sign-in credentials and is required for them to attend the Meeting.

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Step 1 – Submit your form of proxy: To appoint someone (including yourself or a third-party) as proxyholder other than the management proxyholders, insert that person’s name in the blank space provided in the form of proxy provided by the Trustee and then follow the instructions for submitting such form of proxy. This must be completed before registering the proxyholder, which is an additional step to be completed once you have submitted your form of proxy.

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Step 2 – Register your proxyholder: To register a proxyholder, registered holders of Partnership exchangeable units must visit http://www.computershare.com/RBPQ by 11:59 p.m. (Eastern Time) on June 8, 2020 and provide Computershare with the required proxyholder contact information so that Computershare may provide the proxyholder with a Username via email. Without a Username, proxyholders will not be able to attend, vote or ask questions at the Meeting.

Beneficial holders of common shares or Partnership exchangeable units (i.e., you hold your shares through a broker, bank or other nominee) who wish to attend the Meeting (or have another person attend on your behalf), should contact the broker, bank or other nominee that holds those securities and follow their instructions to obtain the necessary proxy.

If you are a beneficial holder of shares or Partnership exchangeable units located in the United States and wish to attend the Meeting, you must first obtain a valid legal proxy from your broker, bank or other nominee and then register in advance. Follow the instructions from your broker, bank or other nominee included with the proxy materials or contact your broker, bank or other nominee. To then register to attend the Meeting, you must submit a copy of your legal proxy to Computershare. Requests for registration should be directed to: Computershare, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 or by email to uslegalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than the voting deadline of 11:59 p.m. (Eastern Time) on June 8, 2020 or, if the Meeting is adjourned or postponed, by 8:00 a.m. (Eastern Time) on the last business day preceding the day of the reconvened Meeting.

Asking Questions; Rules of Conduct

Beginning fifteen minutes prior to, and during, the Meeting, you can view our Agenda and the Principles of Meeting Conduct for the Annual Meeting, and for those shareholders of record and duly appointed proxyholders attending the meeting, submit questions, by selecting the questions icon. Questions related to the proposals set forth in the proxy materials can be submitted by accessing the meeting center at https://web.lumiagm.com/271571453, entering your control number or username and meeting password, restbrand2020, and clicking on the message icon. To return to the main page, click the “i” icon.

Voting Shares

If you have already voted your shares or Partnership exchangeable units by sending in a proxy, or voted via telephone or internet, you do not need to take any further action. However, if you attend the Meeting online and vote at the Meeting, you will be revoking any and all previously submitted proxies.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting.

Your vote is important. Whether or not you plan to virtually attend the Meeting, please vote as soon as possible by one of the methods described in the proxy materials for the Meeting to ensure that your shares are represented and voted at the Meeting. The 2019 Annual Report and Proxy Statement are available at www.envisionreports.com/RBI2020.

Contacts

Investors: investor@rbi.com

Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with approximately $34 billion in annual system-wide sales and over 27,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands—TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.